Exhibit 99.j

                       Consent of Independent Accountants

We hereby consent to the references to us in this Registration Statement on Form N-1A under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" of Standish, Ayer & Wood Investment Trust:
Standish Fixed Income Fund, Standish International Fixed Income Fund, Standish International Fixed Income Fund II, Standish Global Fixed Income Fund, Standish Controlled Maturity Fund, Standish STAR Fund, Standish High Grade Bond Fund, Standish Opportunistic Emerging Markets Fund, Standish Opportunistic High Yield Fund and Standish World High Yield Fund.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2002
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                       Consent of Independent Accountants

We hereby consent to the references to us in this registration Statement on Form N-1A under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" of Standish, Ayer & Wood Master Portfolio:
Standish Fixed Income Portfolio, Standish World High Yield Portfolio, Standish Global Fixed Income Portfolio, and Standish Short Term Asset Reserve Portfolio.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2002